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                                                                    EXHIBIT 5.1

                               DECEMBER 12, 1995

Advanced Micro Devices, Inc.
One AMD Place
Sunnyvale, CA 94088

 Re: Advanced Micro Devices, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

  As counsel to Advanced Micro Devices, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration by the Company pursuant to the above-referenced Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, of the shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), to be issued in connection with the merger of NexGen, Inc., a Delaware corporation ("NexGen") with a subsidiary of the Company or with and into the Company pursuant to an Agreement and Plan of Merger, among the Company, AMD Merger Corporation and NexGen, dated as of October 20, 1995, as amended December 11, 1995 (as amended, the "Merger Agreement").

  As such counsel and in connection with the opinion expressed below, we have examined copies of the Registration Statement, the Company's Certificate of Incorporation as amended to date, the Company's By-Laws as amended to date, the Merger Agreement, certificates of public officials and officers of the Company, and such other documents, instruments and records as we have deemed necessary or appropriate as a basis for the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

  Based upon the foregoing, we are of the opinion that the Shares have been validly authorized and, when issued pursuant to the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" therein.

                                          Very truly yours,

                                          /s/ Bronson, Bronson & McKinnon

                                          Bronson, Bronson & McKinnon